CUSIP No. 81724Q107	13D

Exhibit D

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Senomyx, Inc. is filed on behalf of each of the undersigned.

Dated: April 17, 2013

/S/ KENT SNYDER
Kent Snyder

THE SNYDER FAMILY TRUST

By:	/S/ KENT SNYDER
Name:	Kent Snyder
Title:	Co-Trustee